Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 15, 2000 relating to the financial statements of The Dayton Power and Light Company's natural gas retail distribution business as of December 31, 1999 and for the year then ended, which appears in Vectren Utility Holdings Inc.'s Amendment No. 3 to Form 10 filed on August 23, 2001 and Indiana Gas Company, Inc.'s Current Report on Form 8-K dated January 16, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dayton, Ohio
September 18, 2001